Exhibit A-2

BY-LAWS

OF

VIRGINIA NATURAL GAS, INC.

AS LAST AMENDED

APRIL 26, 1991

TABLE OF CONTENTS

Article

I.	Name
II.	Stockholders' Meetings
III.	Annual Meeting
IV.	Special Meetings
V.	Notice of Stockholders' Meetings and Voting Lists
VI.	Waiver of Notice
VII.	Quorum
VIII.	Proxy and Voting
IX.	Board of Directors
X.	Powers of Directors
XI.	Executive and Other Committees
XIII.	Action Without a Meeting
XIV.	Officers
XV.	Eligibility of Officers
XVI.	Chairman of the Board of Directors and President
XVII.	Vice Presidents
XVIII.	Secretary
XIX.	Treasurer
XX.	Controller
XXI.	Resignation and Removals
XXII.	Vacancies
XXIII.	Certificates of Stock
XXIV.	Transfer of Stock
XXV.	Record Date and Closing Transfer Books
XXVI.	Loss of Certificates
XXVII.	Seal
XXVIII.	Books and Records
XXIX.	Voting of Stock Held
XXX.	Bonds Debentures and Notes Issued Under and Indenture
XXXI.	Amendments
XXXII.	Emergency By-laws
XXXIII.	Indemnification
XXXIV.	Limitation on Liability

ARTICLE 1.

Name.

The name of the Company is Virginia Natural Gas, Inc.

ARTICLE II.

Stockholders' Meetings.

All meetings of the Stockholders shall be held at the principal office of the Company in Norfolk, Virginia or in Richmond, Virginia, unless some other place in Virginia is stated in the notice given pursuant to Article V. If the Chairman of the Board of Directors determines that the holding of any meeting at the place named in the notice might be hazardous, he may cause it to be held at some other place deemed by him suitable and convenient, upon arranging notice to Stockholders who attend at the first place and reasonable opportunity for them to proceed to the new place.

ARTICLE III.

Annual Meeting.

The Annual Meeting of the Stockholders shall be held on the first Tuesday in May in each year if not a legal holiday, and if a legal holiday then on the next succeeding Tuesday not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for Special Stockholders' Meetings.

ARTICLE IV.

Special Meetings.

Special Meetings of the Stockholders shall be held whenever called by the Chairman of the Board of Directors, the President, or a majority of the Directors or whenever one-tenth in interest of the capital stock entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting applied for.

ARTICLE V.

Notice of Stockholders' Meetings and Voting Lists.

Written notice stating the place, day and hour of each Stockholders' Meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 50 days before the date of the meeting, or such longer period as is specified below, by, or at the direction of, the Chairman of the Board of Directors, the President or any Vice President or the Secretary or any Assistant Secretary, by mail, to each Stockholder of record entitled to vote at the meeting, at his or her registered address and the person giving such notice shall make affidavit in relation thereto. Such notice shall be deemed to be given when deposited in the United States mails addressed to the Stockholder at his address as it appears on the stock transfer books, with postage thereon prepaid.

Notice of a Stockholders' Meeting to act on an amendment of the Articles of Incorporation or on a reduction of stated capital or on a plan of merger, consolidation or exchange or on a sale, lease or exchange, or a mortgage or pledge for a consideration other than money, of all, or substantially all, of the property and assets of the Company shall be given, in the manner provided above, not less than 25 nor more than 50 days before the date of the meeting. Any notice of a Stockholders' Meeting to act on an amendment of the Articles of Incorporation or a plan of merger, consolidation or exchange shall be accompanied by a copy of the proposed amendment or plan of merger, consolidation or exchange.

Any meeting at which all Stockholders having voting power in respect of the business to be transacted thereat are present, either in person or by proxy, or of which those not present waive notice in writing, whether before or after the meeting, shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

The Secretary or an Assistant Secretary shall make, at least 10 days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting or any adjournment thereof, with the address of an number of shares held by each. Such list, for a period of 10 days prior to such meeting, shall be kept on file at the principal place of business of the Company. Such list shall also be produced at the time and place of the meeting. Any person who shall have been a Stockholder of record for at least 6 months immediately preceding his demand or who shall be the holder of record of at least 5% of all the outstanding shares of the Company, upon written demand stating the purpose thereof, shall have the right to inspect such list, in person or by agent or attorney, for any proper purpose during the whole time of the meeting or at any reasonable time or times during the period of 10 days prior to the meeting.

ARTICLE VI.

Waiver of Notice

Notice of any Stockholders' Meeting may be waived by any Stockholder, whether before or after the date of the meeting. Any Stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII.

Quorum

At any meeting of the Stockholders, a majority in number of votes of all the capital stock issued and outstanding having voting power in respect to the business to be transacted thereat, represented by such Stockholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a plurality vote represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question and except that in elections of Directors those receiving the greatest numbers of votes shall be deemed elected even though not receiving a majority.

ARTICLE VIII.

Proxy and Voting.

Stockholders of record entitled to vote may vote at any meeting held, in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact, which shall be filed with the Secretary of the meeting before being voted. A proxy executed by any one Stockholder or his duly authorized attorney-in-fact, or by any number of Stockholders as joint tenants or tenants in common of a single tenancy or their duly authorized attorney-in fact, shall designate only one person as proxy except that proxies executed pursuant to a general solicitation of proxies may designate three persons as proxies. Proxies shall entitle the holders thereof to vote at any adjournment of the meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after 11 months from its date. No authorization of an attorney-in-fact to execute a proxy shall be valid after 10 years from its date and such power of attorney shall be produced at any meting upon request but such proxies may be accepted as valid in absence of notice to the contrary. Stockholders entitled to vote may also be presented by an agent personally present, duly designated by power of attorney, with or without power of substitutions and such power of attorney, shall be produced at the meeting on request. Each holder of record of stock of any class shall, as to all matters in respect of which stock of any class has voting power, be entitled to one vote for each share of stock of such class standing in his name on the books.

ARTICLE IX.

Board of Directors.

A Board of Directors shall be chosen by ballot at the Annual Meeting of the Stockholders or at any meeting held in lieu thereof of the Stockholders or at any meeting held in lieu thereof as hereinbefore provided. The number of Directors which shall constitute the whole Board shall be fixed by resolution of a majority of the whole Board, but shall not be less than three nor more than seven. Except as otherwise provided in Article XXII hereof, each Director shall serve until the next Annual Meeting of the Stockholders and until his successor is duly elected and qualified. Directors need not be Stockholders.

ARTICLE X

Powers of Directors.

The Board of Directors shall have the entire management of the business of the Company. In the management and control of the property, business and affairs of the Company, the Board of Directors is hereby vested with all the power possessed by the Company itself, so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia, with the Articles of Incorporation or with these By-laws. The Board Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

ARTICLE XI.

Executive and Other Committees.

The Board of Directors may by resolution passed by a majority of the whole Board designate two or more of its number, and may add thereto any officer of the Company who is not a Director, to constitute an Executive Committee, provided that all action of the Committee shall be by the affirmative vote of both, or a majority, as the case may be, of its members who are Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except to approve an amendment of the Articles of Incorporation or a plan of merger, consolidation of exchange, to amend the By-laws, to elect Directors or officers or to declare dividends, but if the Executive Committee is created for any designated purpose, it authority shall be limited to such purpose. The Executive Committee shall report its action to the Board of Directors. The Executive Committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof. Reasonable notice of all meetings of the Executive Committee shall be given the members thereof unless such notice shall be waived in writing, either before or after the meeting or unless all members are present at the meeting. Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors

The Board of Directors likewise may appoint from their number or from the officers of the Company other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

ARTICLE XII.

Meetings of Directors and Quorum.

Regular meetings of the Board of Directors shall be held at such places within or without the Commonwealth of Virginia and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place either within or without the Commonwealth of Virginia, whenever called by the Chairman of the Board of Directors, the President, any Vice President, the Secretary, or three or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waivered notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting, unless, in case of exigency, the Chairman of the Board of Directors, or the President shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each Director at his residence or business address. Such Special Meetings shall be held at such times and places as the notice thereof or waiver shall specify.

A waiver of notice signed by the Director entitled to such notice, whether before or after the date of the meeting, shall be equivalent to the giving of such notice. A Director who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened

A majority of the number of Directors fixed at the time by the By-laws shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the meeting may be held without further notice. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these By-laws.

ARTICLE XIII.

Action Without a Meeting.

Any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing (which may be in any number of counterparts), setting forth the action so to be taken, shall be signed before such action by all of the Directors, or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE XIV

Officers.

The officers of the Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Chairman of the Board of Directors, however, shall not be an officer if he is not also a full-time employee of the Company. The officers and the Chairman of the Board of Directors, if not an officer, shall be elected or appointed by the Board of Directors after its election by the Stockholders, and a meeting may be held without notice for this purpose immediately after the Annual Meeting of the Stockholders and at the same place.

The Board of Directors, in its discretion, may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers or agents as it may deem advisable, and prescribe their duties.

ARTICLE XV

Eligibility of Officers.

The Chairman of the Board of Directors and the President shall be Directors but need not be Stockholders. The Vice Presidents, Secretary, Treasurer, Controller and such other officers as may be elected or appointed may, but need not, be Stockholders or Directors. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, provided, however, that neither the Secretary, the Treasurer nor the Controller shall at the same time hold the office of Chairman of the Board of Directors or President.

ARTICLE XVI.

Chairman of the Board of Directors and President.

The Chairman of the Board of Directors shall preside at the meetings at the Board of Directors. He may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. He shall call to order, and act as chairman of, all meetings of the Stockholders and prescribe rules of procedure therefor. He shall perform the duties commonly incident to this office and such other duties as the Board of Directors shall designate from time to time.

The Board of Directors shall designate the Chief Executive Officer of the Company.

In the absence of the Chairman of the Board of Directors, the President shall perform his duties. The President shall perform the duties commonly incident to his office and such other duties as the Board of Directors shall designate from time to time. The Chief Executive Officer, the President and each Vice President shall have authority to sign deeds and contracts and to delegate such authority in such manner as may be approved by the Chief Executive Officer or the President.

ARTICLE XVII

Vice Presidents.

Except as expressly limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates of stock, bonds, deeds and contracts. He shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

ARTICLE XVIII.

Secretary.

The Secretary shall keep accurate minutes of all meetings of the Stockholders, the Board of Directors and the Executive Committee, respectively, shall perform the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall have power together with the President or a Vice President, to sign certificates of stock. In his absence an Assistant Secretary or a Secretary pro tempore shall perform his duties. The Secretary, any Assistant Secretary and any Secretary pro tempore shall be sworn to the faithful to the faithful discharge of their duties.

ARTICLE XIX

Treasurer.

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Company and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Company in such bank or banks, trust company or trust companies or with such firm or firms doing a bank business, as the Directors shall designate. He may endorse for deposit or collection all checks, notes, et cetera payable to the Company or to its order, may accept draft on behalf of the Company, and, together with the President or a Vice President, may sign certificates of stock.

All checks, drafts, notes and other obligations for the payment of money except bonds, debentures and notes issued under an Indenture shall be signed either manually or, if and to the extent authorized by the Board of Directors, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in special fund. Checks upon this fund may be drawn by such person as the Treasurer shall designate.

Notwithstanding the foregoing provisions the Board of Directors may approve and authorize the use of a "Transfer Check" in such form as they may approve, for the purposes of transferring the funds of the Company on deposit in any bank of trust company to any bank or trust company for the credit of the Company and any bank or trust company having funds of the Company on deposit is authorized to honor and pay, in accordance with such action of the Board of Directors, such Transfer Checks without any signature thereon except such printed signature, device or symbol as may be approved by the Board of Directors, upon receiving a letter to that effect signed by the Treasurer or any Assistant Treasurer under the corporate seal of the Company attested by the Secretary or any Assistant Secretary.

ARTICLE XX.

Controller.

The Controller shall keep accurate books of account of the Company's transactions. He shall at all times be subject to the control of the Board of Directors.

ARTICLE XXI

Resignation and Removals.

Any Director or officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to the President or to the Secretary, and anymember of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Stockholders, at any meeting called for the purpose, by vote of a majority of the stock having voting power issued and outstanding, may remove from office any Director or other officer elected or appointed by the Stockholders or Board of Directors and elect or appoint his successor. The Board of Directors, by vote of not less than majority of the entire Board, may remove from office any officer, agent or member or members of any committees elected or appointed by them.

ARTICLE XXII.

Vacancies.

If the office of any officer or agent, one or more, becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise, the Directors at the time in office, if a quorum, may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term. If the office of any Director or member of the Executive Committee shall become vacant in any manner except by removal, the Directors, at the time in office, whether or not a quorum, may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term, but vacancies in the Board of Directors may be filled for an unexpired term by Stockholders having voting power at a meeting called for the purpose unless such vacancy shall have been filled by the Directors. Vacancies resulting from an increase in the number of Directors, provided the increase shall be no more than two, shall be filled in the same manner.

ARTICLE XXIII.

Certificates of Stock.

Every Stockholder shall be entitled to a certificate or certificates of the capital stock in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares to which such Stockholder is entitled. Such certificates shall be signed by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates of capital stock are signed by a Transfer Agent or by a Registrar, the signatures thereon of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles, engraved or printed. Any provisions of these By-laws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature of signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

ARTICLE XXIV.

Transfer of Stock

Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Company, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Company upon surrender thereof so assigned or endorsed. The person registered on books of the Company as the owner of any shares of stock shall exclusively be entitled as the owner of such shares to receive dividends and to vote a such owner in respect thereof. It shall be the duty of every Stockholder to notify the Company of its post office address.

ARTICLE XXV.

Record Date and Closing Transfer Books.

For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, which shall not, in any case, exceed 50 days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, provided that such date shall not in any case be more than 50 days prior to the date of which the particular action, requiring such determination of Stockholders, is to be taken. If the stock transfer books shall not be closed and no record date shall be fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or for the determination of Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders in such cases. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made, such determination shall apply to any adjournment thereof.

ARTICLE XXVI.

Loss of Certificates.

In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

ARTICLE XXVII.

Seal.

The seal of the Company shall consist of a flat-faced circular die, of which there may be any number of counterparts, with the words and figures "Virginia Natural Gas, Inc., Norfolk, Va. Incorporated 1983" cut or engraved thereon. Any securities issued by the Company shall be deemed to be issued under the seal of the Company if a facsimile of the seal, printed or engraved appears thereon.

ARTICLE XXVIII.

Books and Records.

Unless otherwise expressly required by the laws of Virginia, the books and records of the Company may be kept outside of the Commonwealth of Virginia at such places as may be designated from time to time by the Board of Directors.

ARTICLE XXIX.

Voting of Stock Held.

Unless the Board of Directors shall otherwise provide, the Chairman of the Board of Directors, the President, any Vice President, or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to case the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Company and under its corporate seal, or otherwise, such written proxies, consents, waivers of other instruments as he may deem necessary or proper in the premises; or either the Chairman of the Board of Directors, the President or the Secretary may himself attend any meeting of the holder of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Company as the holder of such stock or other securities of such other corporation.

ARTICLE XXX.

Bonds, Debentures and Notes Issued Under an Indenture.

All bond, debentures and notes issued under an Indenture shall be signed by the President or any Vice President or such other officer or agent as the Board of Directors shall authorize and by the Secretary or any Assistant Secretary or by the Treasurer or any Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize. The signature of any authorized officer of the Company on bonds and debentures authenticated by a corporate trustee may be made manually or by facsimile.

ARTICLE XXXI.

Amendments.

All By-laws shall be subject to alteration or repeal, and new By-laws may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock entitled to vote in respect thereof given at an Annual Meeting or at any Special Meeting, provided notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or by the affirmative vote of a majority of the whole Board of Directors given at a Regular or Special Meeting of the Board of Directors given at a Regular or Special Meeting of the Board of Directors, provided notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting or waiver thereof or all of the Directors at the time in office be present at such meeting. By-laws made or altered by the Stockholders or by the Board of Directors shall be subject to alteration or repeal by the Stockholders entitled to vote or by the Board of Directors, except that the Stockholders may prescribe that any particular By-law made by them shall not be altered, amended or repealed by the Directors.

ARTICLE XXXII.

Emergency By-laws.

The Emergency By-laws provided in this Article XXXIII shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Company or in the Virginia Stock Corporation Act. To the extent not inconsistent with these Emergency By-laws, the By-laws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by an officer of the Company or by any Director. Notice shall be given by such person or by an officer of the Company. The notice shall specify the place of the meeting, which shall be the head office of the Company at the time feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegraph, the notice shall be addressed to the Director at his residence or business address or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he may deem necessary.

(b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article IX of the By-laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up some quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

(i) The Executive Vice President;

ARTICLE XXXI.

Amendments.

All By-laws shall be subject to alteration or repeal, and new By-laws may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock entitled to vote in respect thereof given at an Annual Meeting or at any Special Meeting, provided notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or by the affirmative vote of a majority of the whole Board of Directors given at a Regular or Special Meeting of the Board of Directors given at a Regular or Special Meeting of the Board of Directors, provided notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting or waiver thereof or all of the Directors at the time in office be present at such meeting. By-laws made or altered by the Stockholders or by the Board of Directors shall be subject to alteration or repeal by the Stockholders entitled to vote or by the Board of Directors, except that the Stockholders may prescribe that any particular By-law made by them shall not be altered, amended or repealed by the Directors.

ARTICLE XXXII.

Emergency By-laws.

The Emergency By-laws provided in this Article XXIII shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster notwithstanding any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Company or in the Virginia Stock Corporation Act. To the extent not inconsistent with these Emergency By-laws, the By-laws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency of the Emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by an officer of the Company or by any Director. Notice shall be given by such person or by an officer of the Company. The notice shall specify the place of the meeting, which shall be the head office of the Company at the time feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegraph, the notice shall be addressed to the Director at his residence or business address or such other place as the person to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time be may deem necessary.

(b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article IX of the By-laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order in priority:

(i) The Executive Vice President;

(ii) The Senior Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iii) All other Vice Presidents at the head office of the Company in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(iv) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order or priority and subject to such conditions as may be provided in the resolution approving the list.

(c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, Director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct.

These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the Stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE XXXIII.

Indemnification.

Each person who at any time is, or shall have been a director or officer of the Company, or serves or has served as a director, officer, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Company in accordance with the last paragraph of this Article below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director or officer of the Company or a director, officer, fiduciary or other representative of such other enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (Loss) actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the Stock Corporation Act of the Commonwealth of Virginia, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment). The Company shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Company. With respect to any Loss arising from Outside Service, the Company shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than insurance policy maintained by the Company.

The right to be indemnified pursuant hereto shall include the right to be paid by the Company for expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director, officer, fiduciary or other representatives, in which such director, officer, fiduciary or other representative agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer, fiduciary or other representative is not entitled to be indemnified under applicable law.

The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto shall in no way be exclusive of any other rights of indemnification or advancement to which any such director or officer, fiduciary or other representative may be entitled, under any by-law, agreement, vote of Stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, fiduciary or other representative and shall inure to the benefit of the heirs, executors and administrators of such person.

Any person who is serving or has served as a director, officer or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company a the time of such service, or (ii) any employee benefit plan of the Company or of any corporation referred to in (i) above, shall be deemed to be doing or have done so at the request of the Company.

ARTICLE XXXIV.

Limitation on Liability.

In connection with any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be personally liable for monetary damages for any action taken, or any failure to take any action unless the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

To the full extent permitted by law, all directors and officers of the Company shall be afforded the maximum exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the Stock Corporation Act of the Commonwealth of Virginia.

Any repeal, modification or adoption of any provision inconsistent with either or both of the foregoing paragraphs shall be prospective only, and neither the repeal or modification of either or both of the foregoing paragraphs shall adversely affect any limitation on the personal liability of a director or officer of the Company existing at the time of such repeal or modification or the adoption of such inconsistent provision.

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